UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 19, 2005

FIRST HORIZON NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

TENNESSEE	001-15185	62-0803242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 MADISON AVENUE MEMPHIS, TENNESSEE (Address of principal executive offices)		38103 (Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 19, 2005, the Compensation Committee of the Board of Directors of the registrant took certain actions regarding those employee stock options (“Affected Options”) that were granted in January 2005 under the 2003 Equity Compensation Plan in connection with certain salary deferral elections made by participants for compensation earned in 2004. Specifically, each person who holds Affected Options is required to take one of the following actions on or before December 1, 2005:

(a)	cancel the Affected Options and receive payment of the related deferred salary in cash;

(b)	cancel the Affected Options and cause the related deferred salary to be deferred under the registrant’s Non-Qualified Deferred Compensation Plan; or

(c)	make an irrevocable election to exercise the Affected Options in a specific tax year.

Any person holding Affected Options who fails to make an election will be treated as having made election (a). The Committee took these actions in response to certain tax law changes.

ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit #	Description
10.1(m)

Description of changes to options granted in January 2005 to certain employees in connection with deferrals of salary earned in 2004, incorporated herein by reference to the description set forth in Item 1.01 of this Current Report on Form 8-K.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: October 25, 2005	By:	/s/ Marlin L. Mosby III
Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit #	Description
10.1(m)

Description of changes to options granted in January 2005 to certain employees in connection with deferrals of salary earned in 2004, incorporated herein by reference to the description set forth in Item 1.01 of this Current Report on Form 8-K.